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                                                                     Exhibit 4.1


                       EAGLE FAMILY FOODS HOLDINGS, INC.

                               FIRST AMENDMENT TO

                         REGISTRATION RIGHTS AGREEMENT


          First Amendment to Registration Rights Agreement, dated as of September 27, 1999, by and among the Investors whose names appear on Schedule I hereto, and Eagle Family Foods Holdings, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein but not defined, are used as defined in the Registration Rights Agreement (as defined below).

                                R E C I T A L S
                                - - - - - - - -

          WHEREAS, the parties hereto have entered into that certain Registration Rights Agreement, dated as of January 23, 1998 (the "Registration Rights Agreement");

          WHEREAS, the Company is concurrently herewith entering into Subscription Agreements with Warburg and GEI, dated as of the date hereof, relating to the offer and sale to Warburg and GEI of 99 shares of newly-issued Series B Non-Voting Preferred Stock, par value $0.01 per share, of the Company (the "Series B Preferred Stock"), and (ii) 100,000 shares of newly-issued Common Stock with accompanying warrants (collectively, the "Offered Securities");

          WHEREAS, in connection with the purchase and sale of the Offered Securities, the parties hereto desire to amend provisions of the Registration Rights Agreement, as provided for herein, and provisions of the Stockholders Agreement as provided for in the First Amendment to Stockholders Agreement, dated as of even date herewith.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

          1.  AMENDMENT TO REGISTRATION RIGHTS AGREEMENT
              ------------------------------------------

          (a) The first paragraph of the Recitals of the Registration Rights Agreement is hereby deleted and replaced in its entirety with the following:

          "WHEREAS, the Investors have (a) pursuant to the terms of certain subscription agreements among the Company and the Investors (collectively, the "Subscription Agreements"), agreed to purchase shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), shares of Series A Non-Voting Preferred Stock, par value $.01 per share, of the Company (the "Series A Preferred Stock") and shares of Series B Non-Voting Preferred Stock, par value $.01 per share, of the Company (the
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"Series B Preferred Stock" and, together with the Series A Preferred Stock, the
"Preferred Stock") and/or (b) pursuant to the terms of the restricted stock agreement under the Company's 1998 Stock Incentive Plan (the "Plan"), received grants of restricted Common Stock, subject to certain vesting requirements and forfeiture provisions; and"

          2.  EFFECTIVENESS OF THIS FIRST AMENDMENT TO REGISTRATION RIGHTS
              ------------------------------------------------------------
AGREEMENT
---------

          This First Amendment to Registration Rights Agreement is effective as of the date first written above. Except as amended herein, the Registration Rights Agreement shall continue in full force and effect and shall be enforceable in accordance with its terms.

          3.  GOVERNING LAW
              -------------

          This First Amendment to Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          4.  COUNTERPARTS
              ------------

          This First Amendment to Registration Rights Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.


[THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

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          IN WITNESS WHEREOF, the parties hereto have executed this First
Amendment to Registration Rights Agreement as of the date first written above.

                              EAGLE FAMILY FOODS HOLDINGS, INC.


                              By:   /s/ John O'C. Nugent
                                  ----------------------
                                  Name:  John O'C. Nugent
                                  Title: President and Chief
                                         Executive Officer

                              INSTITUTIONAL INVESTORS:

                              GE INVESTMENT PRIVATE PLACEMENT PARTNERS II, A LIMITED PARTNERSHIP

                              By: GE Investment Management Incorporated, its
                                  General Partner


                              By:   /s/ Donald W. Torey
                                  ---------------------
                                  Name:  Donald W. Torey
                                  Title: Executive Vice President

                              WARBURG, PINCUS VENTURES, L.P.

                              By: Warburg, Pincus & Co., its General Partner


                              By:   /s/ Kewsong Lee
                                  -----------------
                                  Name:  Kewsong Lee
                                  Title: Managing Director

ADDITIONAL INVESTORS:


         /s/ Tamar Bernbaum                    /s/ Virginia Cappello
-------------------------------------  --------------------------------------
           Tamar Bernbaum                         Virginia Cappello


           /s/ Paul Keida                         /s/ Richard Lumpp
-------------------------------------  --------------------------------------
             Paul Keida                               Richard Lumpp

           /s/ A.L. Stanley                     /s/ Marcus L. Currey
-------------------------------------  --------------------------------------
             A.L. Stanley                           Marcus L. Currey

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ADDITIONAL INVESTORS (continued):


       /s/ William A. Lynch                     /s/ John O'C. Nugent
-------------------------------------  --------------------------------------
           William A. Lynch                        John O'C. Nugent


        /s/ Jonathan F. Rich                   /s/ Craig A. Steinke
-------------------------------------  --------------------------------------
          Jonathan F. Rich                         Craig A. Steinke


         /s/ James A. Byrne                     /s/ William J. Awad
-------------------------------------  --------------------------------------
           James A. Byrne                           William J. Awad